UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2012

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christopher M. Flink was elected to the board of directors of Fiserv, Inc. (the “Company”) on November 28, 2012. He was also appointed to the nominating and corporate governance committee of the board of directors.

Mr. Flink is a partner at the innovation and design firm IDEO where he leads key client relationships, guiding portfolios of innovation projects in retail, education and consumer products. In his 15 years at IDEO, Mr. Flink has held a variety of roles, from heading the firm’s Consumer Experience Design practice to co-founding its New York office. Mr. Flink also teaches at Stanford University where he is a lecturer at the Graduate School of Business, a consulting associate professor at the Hasso Plattner Institute of Design (d.school), and a member of the d.school’s Strategy Board.

Mr. Flink will participate in the Company’s standard non-employee director compensation arrangements described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2012. Mr. Flink’s compensation will be pro-rated for his period of service through the Company’s 2013 annual meeting of shareholders. In connection with his election, Mr. Flink will be entering into the Company’s Non-Employee Director Indemnity Agreement, a form of which was filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated November 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: November 29, 2012	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated November 29, 2012

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